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                                                                  EXHIBIT (a)(4)

                              REDBACK NETWORKS INC.
                   VOLUNTARY STOCK OPTION REPLACEMENT PROGRAM
                        NOTICE TO WITHDRAW FROM THE OFFER

     I previously received (i) a copy of the Offer to Replace and (ii) an Election Form. I signed and returned the Election Form, in which I elected to accept Redback Network Inc.'s ("Redback") offer to replace (the "Offer") some of or all of my options that have an exercise price of more than $6.50 per share and that were granted before August 1, 2001 (the "Old Options") for new options (the "New Options") to be granted under Redback's 1999 Stock Incentive Plan, as amended through May 16, 2001. I now wish to change that election and REJECT
                                                                     ------
Redback's Offer to replace my Old Options. I understand that by signing this Notice to Withdraw from the Offer (this "Notice") and delivering it to Stock Administration at Redback, no later than October 12, 2001, by 9:00 p.m., Pacific
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Time, I will be able to withdraw my acceptance of the Offer and instead reject the Offer to replace my Old Options. I have received all the terms and conditions of the Offer to replace options. I have received the instructions attached to this Notice.

     I understand that in order to withdraw my acceptance of the Offer and reject the Offer, I must sign, date and deliver this Notice to Stock Administration via fax (fax: 408-571-5175) or hand delivery at Redback Networks Inc, 250 Holger Way, San Jose, CA 95134 USA, no later than October 12, 2001, by
                                             -------------
9:00 p.m., Pacific Time.

     I understand that by withdrawing my acceptance of the Offer to replace my Old Options, I will not receive any New Options pursuant to the Offer and I will keep the Old Options that I have. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between Redback and me.

     I understand that I may change this election, and once again accept the Offer to replace options, by submitting a new Election Form, in accordance with the Instructions to the Election Form, to Stock Administration at Redback, via fax (fax: 408-571-5175) or hand delivery no later than October 12, 2001, by 9:00
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p.m., Pacific Time.

     I understand that if I turn in this Notice after 9:00 p.m., Pacific Time on October 12, 2001, this Notice will not be accepted, and my most current Election
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Form submitted to Stock Administration at Redback will remain in effect and I will be deemed to have elected to accept the Offer.

     I have signed this Notice and printed my name exactly as it appears on the Election Form.

     I do not accept the Offer to replace any options.

Signed:                                          Email address:
       --------------------------------------                  -----------------
                    (Signature)

Name of Employee:
                 ----------------------------
                        (Print Name)

Date and Time:
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Government ID Number:
                     ------------------------
      (e.g., Social Security #, Social Insurance #, etc.)

    RETURN THIS NOTICE TO WITHDRAW FROM THE OFFER TO STOCK ADMINISTRATION AT
        REDBACK NO LATER THAN 9:00 P.M. PACIFIC TIME ON OCTOBER 12, 2001
                VIA FACSIMILE AT (408) 571-5175 OR HAND DELIVERY
         TO REDBACK NETWORKS INC, 250 HOLGER WAY, SAN JOSE, CA 95134 USA

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                INSTRUCTIONS TO NOTICE TO WITHDRAW FROM THE OFFER

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Delivery of Notice to Withdraw from the Offer.

     A properly completed and executed original of this Notice to Withdraw from the Offer (or a faxed copy of it), and any other documents required by this Notice to Withdraw from the Offer, must be received by Stock Administration at Redback Networks Inc., either via fax (fax: 408-571-5175) or hand delivery to Redback Networks Inc., 250 Holger Way, San Jose, CA 95134 USA, no later than
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October 12, 2001 by 9:00 p.m. Pacific Time (the "Offer Expiration Date").

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Redback. You may hand deliver your Notice to Withdraw from the Offer to Stock Administration at Redback at 250 Holger Way, San Jose, CA 95134 USA, or you may fax it to Stock Administration at Redback (fax: 408-571-5175). In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your notice to Withdraw from the Offer within two (2) business days via email. If you have not received such a confirmation of receipt, it is your responsibility to ensure that your Notice has been received by Stock Administration at Redback.

     Although by submitting a Notice to Withdraw from the Offer you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Offer Expiration Date. If the Offer is extended by Redback beyond that time, you may tender your options at any time until the extended expiration of the Offer. If you change your mind and would like to elect to participate in the Offer, you must deliver a new signed and dated Election Form (or a faxed copy of the Election Form) with the required information to Redback, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Offer Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form and your new Election Form clearly indicates a date and time that is later than your Notice to Withdraw from the Offer.

     If you do not wish to withdraw all your tendered options from the Offer, you should not fill out this Notice to Withdraw from the Offer. If you wish to change your election with respect only to particular options, you should submit a new Election Form instead. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in the Instructions to the Election Form before the Offer Expiration Date or, if the Offer is extended, before the extended expiration of the Offer. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form or Notice to Withdraw from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

     Although it is our intent to send you a confirmation of the receipt of this Notice, by signing this Notice to Withdraw from the Offer (or a faxed copy of it), you waive any right to receive any notice of the withdrawal of the tender of your options.

     2. Signatures on This Notice to Withdraw from the Offer.

     If this Notice to Withdraw from the Offer is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the Election Form, or option agreement or agreements to which the options are subject without alteration, enlargement or any change

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whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

     If this Notice to Withdraw from the Offer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Redback of the authority of that person so to act must be submitted with this Notice to Withdraw from the Offer.

     3. Other Information on This Notice to Withdraw from the Offer.

     In addition to signing this Notice to Withdraw from the Offer, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

     4. Requests for Assistance or Additional Copies.

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Replace, Election Form or this Notice to Withdraw from the Offer may be directed to Stock Administration at Redback Networks Inc., Attention Cindi Fisse or Kim Gonsalves, at Redback Networks Inc., 250 Holger Way, San Jose, CA 95134 USA, or via email at stock@redback.com. Cindi
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Fisse can be reached at Redback at telephone number (408) 571-5026 and Kim
Gonsalves can be reached at Redback at telephone number (408) 571-5113. Copies will be furnished promptly at Redback's expense.

     5. Irregularities.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by Redback in its discretion. Redback's determinations shall be final and binding on all parties. Redback reserves the right to reject any or all Notices to Withdraw from the Offer that Redback determines not to be in proper form or the acceptance of which may, in the opinion of Redback's counsel, be unlawful. Redback also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Withdraw from the Offer, and Redback's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Withdraw from the Offer will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Withdraw from the Offer must be cured within the time as Redback shall determine. Neither Redback nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Withdraw from the Offer, and no person will incur any liability for failure to give any such notice.

     6. Additional Documents to Read.

     You should be sure to read the Offer to Replace and the Election Form, and all documents referenced in the Offer to Replace, before deciding to participate in the Offer.

     7. Important Tax Information.

     You should refer to Sections 14 through 26 of the Offer to Replace, which contain important income tax information.

     Important: The Notice to Withdraw from the Offer together with all other required documents must be received by Redback, on or before the Offer Expiration Date.